Ioanna Kallidou

36 Aigyptou Avenue, 6030                                                                                                       INKY

Larnaca, Cyprus

+35725030566

supervisor@inky.live

This Agreement made on June 12, 201

Loan Agreement

Between

Ioanna Kallidou (Lender)

and

Inky (Company)

This Loan Agreement (the “Agreement”) is made between of the first part Inky, located at 36 Aigyptou Avenue, Larnaca, 6030, Cyprus (the “Company”) and of the second part Ioanna Kallidou, located at 36 Aigyptou Avenue, Larnaca, 6030, Cyprus (“Lender”).

In respect that:

•The Company requires funding in connection with business operations;

•Lender has agreed to loan $60,000 (the “Loan Amount”) to the Company, on certain terms and conditions contained herein;

Now therefore this agreement witnesses:

In consideration if the Company needs more than THIRTY THOUSAND (30,000) US DOLLARS from Lender, this Agreement become useful. The parties hereto agree as follows:

•Lender hereby has agreed to loan the Loan Amount to the Company in the event of not raising enough funds from the offering in accordance to the Form S-1 registration statement of the Company;

•Lender hereby agrees to loan the Loan Amount to the Company on demand of the Company;

•Lender will be repaid from revenues of the Company, when it starts earning significant revenues;

•Advanced Loan funds are non-interest bearing, secured and payable upon demand;

•Any additional funds that Lender loans to the Company after this Agreement are subject to the same terms as this Agreement, unless otherwise agreed in writing.

In witness, whereof:

The parties hereto have agreed to the terms above, and the Agreement becomes affective in the day and year first above written.

Signature of Ioanna Kallidou (Lender) ____________________

Signature of Inky (Company) ___________________